EXHIBIT 99.2

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

ASTRA ENERGY, INC.

(expires on _______________, 2024)

____________ ___, 2022

Number of Shares: __________

This certifies that ______________________ or assigns (the "Holder"), for value received and subject to the provisions hereinafter set forth, is entitled to purchase from Astra Energy, Inc., a Nevada corporation (together with its successors and assigns, the "Company") ______________ (_________) validly issued, fully paid and non-assessable shares of the Company's Common Stock, $0.01 par value per share (such stock being hereinafter referred to as the "Common Stock" and such Common Stock as may be acquired upon exercise hereof being hereinafter referred to as the "Warrant Stock"), at the price of One Dollar ($1.00) per share.

This Warrant is subject to the following provisions, terms and conditions:

1. Term, Exercise and Issuance.

(a) Term.  The right to subscribe for and purchase shares of Warrant Stock represented hereby shall commence on ________, 2022 (the “Issue Date”), and shall expire at the earlier of: (i) 5:00 p.m., Pacific time, on __________, 2024.

(b) Time of Exercise.  This Warrant may be exercised in whole or in part (but not as to any fractional share of Common Stock) at any time and from time to time during the Term commencing on the Issue Date.

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(c) Method of Exercise.  The rights represented by this Warrant may be exercised, in whole or in part, by the Holder by written notice of exercise substantially in the form attached hereto delivered to the Secretary of the Company at the principal office of the Company.  Payment must be received by the Company within ten (10) days from the date written notice is received by the Company.  Payment to the Company may be made by cash, certified check, bank draft or wire transfer to an account designated by the Company of the purchase price of the shares of Warrant Stock being purchased, or as provided in Section 1(d) below.

(d) Issuance of Stock Certificates.  The Company agrees that the Warrant Stock so purchased shall be and is deemed to be issued as of the close of business on the date on which this Warrant shall have been surrendered and payment received by the Company for such Warrant Stock. Certificates for the shares of Warrant Stock so purchased shall be delivered to the Holder within a reasonable time, not exceeding five (5) business days after the rights represented by this Warrant shall have been so exercised and payment received by the Company.  Unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant has not been exercised shall also be delivered to the Holder within such time.

2. Covenants of Company. The Company covenants and agrees that all shares of Warrant Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through the Company. The Company further covenants and agrees that until expiration of this Warrant, the Company will at all times have authorized and reserved for the purpose of issuance or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

3. Exercise Price and Share Adjustments. The initial number of shares of Common Stock purchasable upon exercise of this Warrant and the exercise price payable therefor shall be subject to adjustment from time to time, as provided below:

(a) In case the Company shall at any time hereafter subdivide or combine the outstanding shares of Common Stock or declare a dividend payable in Common Stock, the total number of shares of Common Stock purchasable upon the exercise of this Warrant shall be adjusted so that the Holder shall be entitled to receive the number of shares of Common Stock which the Holder would have owned or have been entitled to receive immediately following any of the events described above had this Warrant been exercised in full immediately prior to any such event. An adjustment made pursuant to this Section 3(a) shall, in the case of a subdivision or combination, be made as of the effective date thereof, and in the case of a stock dividend, becomes effective as of the record date therefor. In the event of any such adjustment of the total number of shares of Common Stock purchasable upon the exercise of this Warrant, the exercise price shall be adjusted to be the amount resulting from dividing the number of shares of Common Stock covered by this Warrant immediately after such adjustment into the total amount payable upon exercise of this Warrant in full immediately prior to such adjustment.

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(b) If any capital reorganization or reclassification of the capital stock of the Company (other than a subdivision or combination referred to in Section 3(a) hereof), or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as would have been issued or delivered to the Holder if he had exercised this Warrant and had received upon exercise of this Warrant the Common Stock prior to such reorganization, reclassification, consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Holder at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

(c) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the market price per share of Common Stock on the date of exercise.

(d) Upon any adjustment of the exercise price or number of shares purchasable hereunder, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company, which notice shall state the Warrant exercise price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4. Holder Not Deemed a Stockholder. The Holder shall not be entitled to vote on or be deemed the holder of Common Stock or any other securities which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any mater submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings or other actions affecting stockholders, or to receive dividends or subscription rights or otherwise, until the rights to purchase Warrant Stock hereunder shall have been exercised.

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5. Transferability of Warrant.  If transferred pursuant to this Section 5 and subject to the provisions of Section 6, this Warrant may be transferred on the books of the Company by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Company, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Company for Warrants for the purchase of the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant hereto. The Holder will not make any such disposition unless or until: (i) a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering the proposed distribution has been filed by the Company and has become effective, (ii) the disposition is made in accordance with Rule 144 under the Securities Act or (iii) the Company has received an opinion of counsel for the Holder reasonably satisfactory to the Company stating that registration under the Securities Act is not required with respect to such disposition.

6. Compliance with Securities Laws. The Holder acknowledges the public availability of the Company’s current prospectus. This prospectus is made available in the Company’s most recent Registration Statement on Form S-1 deemed effective on _______, 2022. The terms and conditions of the offering and the risks associated therewith are set forth in this Prospectus. The Holder acknowledges and agrees that this Warrant and any shares of Warrant Stock which may be acquired upon exercise hereof are being or will be acquired for investment purposes and not with a view toward the distribution or sale thereof.

7. Loss, Theft, Destruction of Warrants.  Upon receipt of evidence satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

8. Amendment and Waiver.  Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Company and the Holder or Holders; provided, however, that no such amendment or waiver shall reduce the number of shares of Warrant Stock, increase the price per share of the Warrant Stock, shorten the period during which this Warrant may be exercised or modify any provision of this Section 8 without the consent of the Holder of this Warrant.

9. Notices.  Unless otherwise provided herein, all demands, notices, consents, service of process, requests and other communications hereunder shall be in writing and shall be delivered in person or by overnight courier service, or mailed by certified mail, return receipt requested. The addresses for such communications shall be with respect to the Holder of this Warrant or of Warrant Stock issued pursuant hereto, addressed to such Holder at its last known address or facsimile number appearing on the books of the Company maintained for such purposes, or with respect to the Company, addressed to 9565 Waples Street, Suite 200, San Diego, CA 92121.

Any such notice shall be effective (a) when delivered, if delivered by hand delivery or overnight courier service, or (b) three (3) business days after deposited in the United States mail, postage prepaid, as applicable. Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

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10. Successors and Assigns.  This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

11. Modification and Severability.  If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency.  If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

12. Governing Law.  This warrant shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to its conflicts of law principles.

13. This language has been removed

14. Titles and Subtitles. The titles and subtitles used in this Warrant are for convenience only and are not to be considered in construing or interpreting this Warrant.

15. Counterparts. This Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has executed this Warrant as of the Issue Date.

ASTRA ENERGY, INC.

By:
Name:
Its:	Corporate Secretary

Accepted as of the Issue Date:

By:
Name:

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EXERCISE FORM

ASTRA ENERGY, INC.

The undersigned, ______________________, pursuant to the provisions of the within Warrant, hereby elects to purchase _________ shares of Common Stock of Astra Energy, Inc. covered by the within Warrant. Payment of the purchase price per share of Common Stock required under the within Warrant, accompanies this Exercise Form.

Dated: _________________	Signature

Address

ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated: _________________	Signature

Address

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated: _________________	Signature

Address

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-_____ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.

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